As filed with the Securities and Exchange Commission on March 31, 2008

Registration No. 333-•

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Power Medical Interventions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-3011410 (I.R.S. employer identification no.)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices)

PowerMed, Inc. 2000 Stock Option Plan

Power Medical Interventions, Inc. 2004 Stock Incentive Plan

Power Medical Interventions, Inc. 2007 Equity Incentive Plan

Power Medical Interventions, Inc. 2007 Employee Stock Purchase Plan

(Full title of the plan(s))

Michael P. Whitman
Chief Executive Officer
Power Medical Interventions, Inc.
2021 Cabot Boulevard
Langhorne, Pennsylvania 19047
(Name and address of agent for service)

(267)775-8100

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey L. Quillen, Esq.
Robert W. Sweet, Jr., Esq.
Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Telecopy: (617) 832-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	492,390	(1)(3)	$5.50	(4)	$2,708,145.00	$106.43
Common Stock, $0.001 par value	946,124	(2)(3)	$8.93	(4)	$8,448,887.32	$332.04
Common Stock, $0.001 par value	605,137	(3)(5)	$12.24	(4)	$7,406,876.88	$291.09
Common Stock, $0.001 par value	327,653	(3)(6)	$6.24	(7)	$2,044,554.72	$80.35
Common Stock, $0.001 par value	75,000	(3)(8)(9)	$6.24	(7)	$468,000	$18.39
Total	2,446,304				$21,076,463.92	$828.30

1.               Represents shares of the Registrant’s common stock issuable upon exercise of stock options granted pursuant to the 2000 Stock Option Plan of Power Medical Interventions, Inc. (the “2000 Option Plan”) as of March 25, 2008.  Any of such shares of common stock that are subject to awards that expire or are canceled without having been exercised in full or are repurchased or forfeited following the effective date of the 2007 Equity Incentive Plan of Power Medical Interventions, Inc. (the “2007 Incentive Plan”) will be available for future issuance under the 2007 Incentive Plan. See Footnote 6 below.

2.               Represents shares of the Registrant’s common stock issuable upon exercise of stock options granted pursuant to the 2004 Equity Incentive Plan of Power Medical Interventions, Inc. (the “2004 Incentive Plan”) as of March 25, 2008.  Any of such shares of common stock that are subject to awards that expire or are canceled without having been exercised in full or are repurchased or forfeited following the effective date of the 2007 Incentive Plan will be available for future issuance under the 2007 Incentive Plan. See Footnote 6 below.

3.               Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2000 Option Plan, 2004 Incentive Plan, the 2007 Incentive Plan and the 2007 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

4.               The proposed maximum offering price per share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of  calculating the registration fee of shares reserved for future issuance upon exercise of  stock options granted pursuant to the Registrant’s 2004 Incentive Plan and 2007 Incentive Plan based on the weighted average exercise price (rounded to the nearest cent) for such outstanding options.

5.               Represents shares of the Registrant’s common stock issuable upon exercise of stock options granted pursuant to the 2007 Equity Incentive Plan of Power Medical Interventions, Inc. (the “2007 Incentive Plan”).

6.               Represents shares of the Registrant’s common stock available for future issuance under the 2007 Incentive Plan as of March 25, 2008. To the extent outstanding awards under the 2000 Option Plan and the 2004 Incentive Plan expire or are canceled without having been exercised in full or are repurchased or forfeited following the effective date of the 2007 Incentive Plan, the shares of common stock subject to such awards will be available for future issuance under the 2007 Incentive Plan and are covered by this registration statement. See Footnotes 1 and 2 above.

7.               The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of  calculating the registration fee of shares reserved for future issuance based on the average of the high and low price of the Registrant’s Common Stock as quoted on the Nasdaq Global Market on March 25, 2008.

8.               Represents shares of the Registrant’s common stock issuable pursuant to the 2007 Employee Stock Purchase Plan of Power Medical Interventions, Inc. (the “2007 ESPP”).

9.               Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2007 ESPP described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Power Medical Interventions, Inc. with the Securities and Exchange Commission are incorporated by reference in this registration statement:

a)              Registrant’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Securities and exchange Commission on March 31, 2008;

b)             Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2007, filed with the Securities and Exchange Commission on December 5, 2007;

c)              Registrant’s current reports on Form 8-K filed with the Securities and Exchange Commission on October 30, 2007, November 2, 2007, December 20, 2007, February 1, 2008, February 8, 2008 and March 21, 2008; and

d)             The description of the Registrant’s common stock contained in Registrant’s registration statement on Form 8-A filed with the Securities and Exchange Commission on October 25, 2007.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the dates of filing of those documents.

Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of the filings incorporated by reference herein, at no cost, by writing or telephoning the Registrant at:

Power Medical Interventions, Inc.

2021 Cabot Boulevard
Langhorne, Pennsylvania 19047
(267)775-8100

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for Power Medical Interventions, Inc. by Foley Hoag LLP, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify its present and former directors and officers under certain conditions. Article V of the Registrant’s certificate of incorporation provides that it shall indemnify each person who at any time is, or shall have been, one of its directors or officers and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of the Registrant’s directors or officers, or is or was serving at the Registrant’s request as a director, officer, trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the Delaware General Corporation Law, as currently in effect or amended in the future. No amendment to or repeal of the provisions of Article V of the Registrant’s certificate of incorporation shall deprive a director or officer of the benefit of those Articles with respect to any act or failure occurring prior to such amendment or repeal.

Section 102(b)(7) of the Delaware General Corporation Law authorizes a Delaware corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:

•                  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•                  any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; or

•                  any transaction from which the director derived an improper personal benefit.

Article EIGHTH of the Registrant’s certificate of incorporation provides that, to the maximum extent permitted by the Delaware General Corporation Law, none of its directors shall be personally liable to it or to any of its stockholders for monetary damages arising out of that director’s breach of fiduciary duty as one of its directors.  No amendment to or repeal of the provisions of Article EIGHTH shall apply to or have any effect on the liability or the alleged liability of any of the Registrant’s directors with respect to any act or failure to act of that director occurring before the amendment or repeal. A principal effect of Article EIGHTH is to limit or eliminate the potential liability of the Registrant’s directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above.

The directors and officers of the Registrant are insured under a policy of directors’ and officers’ liability insurance.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit		Filed with this Registration	Incorporated by Reference
No.	Description	Statement	Form	Filing Date	Exhibit No.
3.1	Fourth Amended and Restated Certificate of Incorporation of the Company		S-1/A	October 9, 2007	3.2

3.2	Amended and Restated By-Laws of the Company		S-1/A	October 9, 2007	3.4

4.1	Specimen certificate for common stock of Power Medical Interventions, Inc.		S-1/A	October 9, 2007	4.1

4.2	PowerMed, Inc. 2000 Stock Option Plan		S-1	May 14, 2007.	4.11

4.3	Power Medical Interventions, Inc. 2004 Stock Incentive Plan		S-1	May 14, 2007	4.12

4.4	Power Medical Interventions, Inc 2007 Equity Incentive Plan	X

4.5	Power Medical Interventions, Inc. 2007 Employee Stock Purchase Plan	X

5.1	Opinion of Foley Hoag LLP	X

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP	X

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X

23.3	Consent of Baker-Meekins Company, Inc.	X

24.1	Power of attorney (contained on the signature page of this registration statement)

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

2.             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.             For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Langhorne, Pennsylvania as of March 31, 2008.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ Michael P. Whitman
Michael P. Whitman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Michael P. Whitman and John P. Gandolfo as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for him may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

/s/ Michael P. Whitman
Michael P. Whitman	President and Chief Executive Officer (principal executive officer)	March 31, 2008
/s/ John P. Gandolfo
John P. Gandolfo	Chief Financial Officer (principal financial officer and principal accounting officer)	March 31, 2008
/s/ Kenneth S. Abramowitz
Kenneth S. Abramowitz	Director	March 31, 2008
/s/ Gerald Dorros, M.D.
Gerald Dorros, M.D.	Director	March 31, 2008
/s/ James R. Locher III
James R. Locher III	Director	March 31, 2008
/s/ John C. Moran
John C. Moran	Director	March 31, 2008
/s/ David R. Murray
David R. Murray	Director	March 31, 2008
/s/ Lon E. Otremba
Lon E. Otremba	Director	March 31, 2008

EXHIBIT INDEX

Exhibit		Filed with this Registration	Incorporated by Reference
No.	Description	Statement	Form	Filing Date	Exhibit No.
3.1	Fourth Amended and Restated Certificate of Incorporation of the Company		S-1/A	October 9, 2007	3.2

3.2	Amended and Restated By-Laws of the Company		S-1/A	October 9, 2007	3.4

4.1	Specimen certificate for common stock of Power Medical Interventions, Inc.		S-1/A	October 9, 2007	4.1

4.2	PowerMed, Inc. 2000 Stock Option Plan		S-1	May 14, 2007.	4.11

4.3	Power Medical Interventions, Inc. 2004 Stock Incentive Plan		S-1	May 14, 2007	4.12

4.4	Power Medical Interventions, Inc 2007 Equity Incentive Plan	X

4.5	Power Medical Interventions, Inc. 2007 Employee Stock Purchase Plan	X

5.1	Opinion of Foley Hoag LLP	X

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP	X

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X

23.3	Consent of Baker-Meekins Company, Inc.	X

24.1	Power of attorney (contained on the signature page of this registration statement)